SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ________)


Filed by the Registrant    [X]

Filed by a party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                Commission Only  (as permitted by
[ ]  Definitive Additional Materials           Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         PREMISYS COMMUNICATIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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


                              [Premisys Letterhead]


                                November 7, 1997


To Our Stockholders:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Premisys Communications, Inc. to be held at 48664 Milmont Drive, Fremont, California 94538 on Wednesday, December 10, 1997 at 1:00 p.m. P.S.T.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.


                                             Sincerely,

                                             /s/ Riley R. Willcox
                                             -----------------------------------
                                             Riley R. Willcox
                                             Senior Vice President, Finance and
                                             Administration, Chief Financial
                                             Officer and Secretary

                          Premisys Communications, Inc.
                               48664 Milmont Drive
                            Fremont, California 94538

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   -----------

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Premisys Communications, Inc. (the "Company") will be held at 48664 Milmont Drive, Fremont, California 94538, on Wednesday, December 10, 1997, at 1:00 p.m. P.S.T. for the following purposes:

     1. To elect directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

                    Boris J. Auerbuch            Gary J. Morgenthaler
                    Robert C. Hawk               Marino R. Polestra
                    Edward A. Keible, Jr.        Lip-Bu Tan
                    Raymond C. Lin

     2. To consider and vote upon a proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 4,000,000 to 5,200,000.

     3. To ratify the selection of Price Waterhouse LLP as independent accountants for the Company for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 14, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.



                                             By Order of the Board of Directors

                                             /s/ Riley R. Willcox
                                             -----------------------------------
                                             Riley R. Willcox
                                             Senior Vice President, Finance and
                                             Administration, Chief Financial
                                             Officer and Secretary

Fremont, California
November 7, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                          PREMISYS COMMUNICATIONS, INC.
                               48664 Milmont Drive
                            Fremont, California 94538

                                   -----------

                                 PROXY STATEMENT

                                   -----------


                                November 7, 1997

     The accompanying proxy is solicited on behalf of the Board of Directors of Premisys Communications, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 48664 Milmont Drive, Fremont, California 94538, on December 10, 1997 at 1:00 p.m. P.S.T. (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 7, 1997. An annual report for the fiscal year ended June 27, 1997 is enclosed with this Proxy Statement.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Company's Common Stock at the close of business on October 14, 1997 will be entitled to vote at the Meeting. At the close of business on October 14, 1997, the Company had 25,374,406 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business. Holders of the Company's Common Stock are entitled to one vote for each share held as of the foregoing record date. Shares of Common Stock may not be voted cumulatively.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposals No. 2 and 3 require for approval the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal. All votes will be tabulated by the inspector of elections appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not considered present and entitled to vote with respect to that matter.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

     The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. The Company has retained a proxy solicitation firm, Corporate Investor Communications, Inc., to aid it in the solicitation process and will pay a fee of approximately $7,500 to such firm. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.


                             REVOCABILITY OF PROXIES

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written instrument delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Company's Board of Directors (the "Board") is currently set at seven members. Accordingly, seven nominees will be elected at the Meeting to be the seven directors of the Company. In the election of directors, each stockholder is entitled to one vote for each share of Common Stock held. Each share represented by the accompanying proxy will be voted for the election of the seven nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. Shares of Common Stock may not be voted cumulatively. If any nominee for any reason is unable to serve, or for good cause, will not serve as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or, for good cause, will not serve as a director.

Directors/Nominees

     The names of the nominees, and certain information about them as of October
14, 1997, are set forth below:

                                                                                                      Director
     Name of Nominee                Age                    Principal Occupation                         Since
     Boris J. Auerbuch              51     Senior Vice President and Chief Technical Officer of         1990
                                           the Company

     Robert C. Hawk                 58     Consultant                                                   1995

     Edward A. Keible, Jr.          54     President, Chief Executive Officer and Director of           1994
                                           Endgate Technology Corporation

     Raymond C. Lin                 43     Chief Executive Officer of the Company                       1990

     Gary J. Morgenthaler (1)(2)    49     General Partner of Morgenthaler Management Corporation       1992

     Marino R. Polestra (1)         40     General Partner of Alta Partners                             1992

     Lip-Bu Tan (2)                 38     General Partner of Walden Group                              1990

--------------
(1)   Member of the Audit Committee.
(2)   Member of the Compensation Committee.

     Mr. Auerbuch has been Senior Vice President and Chief Technical Officer and a Director of the Company since co-founding the Company in July 1990 and was Senior Vice President, Engineering of the Company between September 1993 and October 1996. From August 1979 to May 1990, he held various engineering positions with Telco Systems, Inc. ("Telco"), most recently as Vice President, Engineering between 1987 and May 1990. Mr. Auerbuch holds Bachelor of Science and Master of Science degrees in electrical engineering from the Moscow Institute of Information and Technology, Russia.

     Mr. Hawk has been a director of the Company since March 1995. Since his retirement in April 1997, Mr. Hawk has served as a consultant to various telecommunications companies. From May 1996 until his retirement in April 1997, Mr. Hawk served as President and Chief Executive Officer of US West Multimedia Communications, Inc., a telephony/cable enterprise. From January 1988 to April 1996, he served as President of the Carrier Division of US WEST Communications, a division of US WEST. From April 1986 to December 1987, Mr. Hawk served as Vice President of Marketing at Mountain Bell.

From August 1983 to March 1986, Mr. Hawk served as Vice President of Marketing and Strategic Planning for the CXC Corporation, a start-up manufacturer of PBX systems. Mr. Hawk also serves as a director of PairGain Technologies, Inc., a telecommunications manufacturing company, and Xylan Corp, a manufacturer of high-end data switches. Mr. Hawk holds a Bachelor of Business Administration degree from the University of Iowa and a Master of Business Administration degree from the University of San Francisco.

     Mr. Keible has been a director of the Company since November 1994. Since January 1994, he has been President, Chief Executive Officer and a director of Endgate Corporation, a telecommunications equipment manufacturer. From 1973 to June 1993, Mr. Keible held various positions at Raychem Corporation, an electronics manufacturer, most recently as Senior Vice President and General Manager, International Sector. Mr. Keible holds a Bachelor of Arts degree in engineering science, a Bachelor of Engineering degree in materials science and a Master of Engineering degree in materials science, all from Dartmouth College, and a Master in Business Administration degree from Harvard University. Mr. Keible is also a director of the American Electronics Association, an industry trade association.

     Mr. Lin has been Chief Executive Officer and a director of the Company since co-founding the Company in July 1990. From April 1988 to May 1990, he was Senior Vice President of Telco, a telecommunications manufacturer, and General Manager of Telco Systems Network Access Corporation, a wholly-owned subsidiary of Telco. Mr. Lin holds a Bachelor of Science degree in civil engineering and a Master of Science degree in geotechnical engineering from the University of California, Berkeley.

     Mr. Morgenthaler has been a director of the Company since March 1992. Since November 1989, he has been a General Partner of Morgenthaler Management Corporation, a venture capital firm. From 1984 to 1988, he was Chief Executive Officer of INGRES Corporation, a relational database management systems company, of which he was a founder. Mr. Morgenthaler holds a Bachelor of Arts degree in government from Harvard University.

     Mr. Polestra has been a director of the Company since March 1992. Since February 1996, Mr. Polestra has been a General Partner of Alta Partners, a venture capital firm. From February 1989 to February 1996, he was a Vice President of Burr, Egan, Deleage & Co., a venture capital firm. Mr. Polestra holds a Bachelor of Science degree in mechanical engineering from Cornell
University and a Master in Business Administration degree from Indiana University. Mr. Polestra is also a director of Individual Inc., an information services company, and Security Dynamics Technologies, Inc., a designer and developer of security products.

     Mr. Tan has been a director of the Company since its inception in July 1990. Since 1984, he has been a General Partner of Walden Group, a venture capital firm. Mr. Tan holds a Bachelor of Science degree in physics from Nanyang University, Singapore, a Master of Science degree in nuclear engineering from the Massachusetts Institute of Technology and a Master in Business Administration degree from the University of San Francisco. Mr. Tan has also served as a director of Creative Technology Ltd., a multimedia products company, Integrated Silicon Solutions, Inc., a semiconductor company, and JTS Corporation since 1990, 1990 and 1995, respectively.

Board of Directors' Meetings and Committees

     The Board met twelve times, including telephone conference meetings, and acted by unanimous written consent once, during fiscal 1997. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

     Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

     Messrs. Morgenthaler and Polestra are the current members of the Audit Committee. The Audit Committee met seven times during fiscal 1997. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by the Company's auditors; reviews the fairness of any proposed transaction between any officer, director or other affiliate of the Company and the Company, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock may be listed.

     Messrs. Morgenthaler and Tan are the current members of the Compensation Committee which met three times and acted by unanimous written consent four times during fiscal 1997. The Compensation Committee recommends compensation for executive officers and certain other employees of the Company, grants options and stock awards under the Company's employee benefit plans (other than grants to non-executive officers of options to purchase no more than 20,000 shares in a fiscal year, pursuant to guidelines established by the Compensation Committee, which may be made by Raymond Lin, a director and President and Chief Executive Officer of the Company) and reviews and recommends adoption of and amendments to certain stock option and employee benefit plans.

Director Compensation

     Directors of the Company do not receive cash compensation for their services but are reimbursed for their reasonable expenses in attending meetings of the Board of Directors. All members of the Board of Directors who are not also employees of the Company, or of a parent, subsidiary or affiliate of the Company, are eligible to receive options under the 1995 Directors Stock Option
Plan (the "Directors Plan"). Each non-employee director who was a member of the Board on the effective date (the "Effective Date") of the Company's initial public offering of its Common Stock was automatically granted an option to purchase 24,000 shares of Common Stock (as adjusted for the Company's 100% stock dividend effected in December 1995) under the Directors Plan (the "Initial
Grant"), provided that such directors had not previously received options by virtue of being a member of the Board of Directors. On each anniversary of a director's Initial Grant (or the anniversary of the director's election to the Board in the case of directors who received options prior to the Effective
Date), each non-employee director will be automatically granted an option to purchase 6,000 shares of Common Stock under the Directors Plan. During fiscal
1997,  the following  stock options to purchase  shares of the Company's  Common
Stock were granted under the Directors Plan:

     Optionee                                                      No. of Options      Option Exercise Price     Date of Grant
     --------                                                      --------------      ---------------------     -------------
     Edward Keible ......................................               6,000               $   51.00            Nov. 25, 1996

     Robert Hawk ........................................               6,000               $    8.06            March 17, 1997

     Gary Morgenthaler ..................................               6,000               $   10.25            April 7, 1997

     Marino Polestra ....................................               6,000               $   10.25            April 7, 1997

     Lip-Bu Tan .........................................               6,000               $   10.25            April 7, 1997

                                         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                                                 EACH OF THE NOMINATED DIRECTORS

                  PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE
                             1994 STOCK OPTION PLAN


     Stockholders are being asked to approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 4,000,000 shares to 5,200,000 shares (an increase of 1,200,000 shares). The purpose of this amendment is to secure sufficient additional shares under the 1994 Plan so that the Company can maintain a competitive equity compensation program. The granting of options under the 1994 Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability. The Board of Directors of the Company (the "Board") believes that this increase of the shares available for future equity awards is necessary to ensure that the Company can continue to meet its goals.

     The Board approved the proposed amendment to the 1994 Plan on September 18, 1997 to be effective on stockholder approval. Stockholder approval of the amendment requires the affirmative vote of a majority of shares of Common Stock of the Company that are present in person or represented by proxy and entitled to vote at the Meeting.

     Below is a summary of the principal provisions of the 1994 Plan, assuming approval of the above amendment. This summary is not necessarily complete, and reference is made to the full text of the 1994 Plan.


                             1994 Stock Option Plan

Stock Option Plan History

     The Board adopted the 1994 Plan in November 1994, and it was approved by stockholders in February 1995. The purpose of the 1994 Plan is to attract, retain and provide equity incentives to selected persons to promote the financial success of the Company through awards of stock options. The 1994 Plan was amended by the Board in September 1995 to increase the number of shares reserved for issuance thereunder from 2,000,000 to 4,000,000 shares (as adjusted for the Company's 100% stock dividend effected in December 1995.) The Company's stockholders approved this amendment in December 1995. As indicated above, the Board approved a proposed amendment to increase the number of shares reserved for issuance thereunder to 5,200,000 shares in September 1997. The Board also approved certain amendments to the 1994 Plan on October 13, 1997 to reflect certain amendments adopted to Section 16 of the Securities Exchange Act, of 1934, as amended (the "Exchange Act") since the initial adoption of the 1994 Plan.

Shares Subject to the 1994 Plan

     An aggregate of 5,200,000 shares (assuming approval of the proposed amendment) of the Common Stock of the Company have been reserved by the Board for issuance under the 1994 Plan. If any option granted pursuant to the 1994 Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant and purchase under the 1994 Plan.

     As of October 14, 1997, 479,855 options to purchase shares under the 1994 Plan have been canceled or become unexercisable (excluding options that were amended to effect repricing). Pursuant to the terms of the 1994 Plan, such options upon cancellation were returned to the shares reserved for issuance under the 1994 Plan.

Administration

     The 1994 Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Gary J. Morgenthaler and Lip-Bu Tan, both of whom are "non-employee directors", as that term is defined in the Exchange Act, and "outside directors", as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Subject to the terms of the 1994 Plan, the Committee determines the persons who are to receive options, the number of shares subject to each such option and the terms and conditions of each such option. However, Raymond C. Lin, a director and President and Chief Executive Officer of the Company, is also authorized to make grants to non-officer employees of options to purchase no more than 20,000 shares in a fiscal year pursuant to guidelines established by the Committee. The Committee has the authority to construe and interpret any of the provisions of the 1994 Plan or any options granted thereunder, which interpretation is final and conclusive.

Eligibility

     Options may be granted under the 1994 Plan to employees, officers, directors, consultants and advisors of the Company, or any parent, subsidiary or affiliate of the Company whom the Committee determines have the potential to contribute to the future success of the Company (the "Optionees"). The maximum number of shares that may be issued to any one Optionee under the 1994 Plan is 1,000,000 shares. As of October 14, 1997, approximately 245 persons were eligible to receive options under the 1994 Plan, 305,599 shares had been issued upon exercise of options and 3,423,111 shares were subject to outstanding options. As of that date, 1,471,291 shares were available for future option grants, after taking into account the proposed increase. The closing price of the Company's Common Stock on the Nasdaq National Market as of that date was $28.5625 per share. The Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during fiscal 1997 (the "Named Executive Officers") have been granted options under the 1994 Plan to purchase shares of Common Stock as follows: Raymond C. Lin - 330,000 shares, Riley R. Willcox - 160,000 shares, Boris J. Auerbuch - 254,000 shares and Antonio Flores - 111,000 shares over the term of the 1994 Plan through June 27, 1997. In addition, Nicholas Williams, the Company's President and Chief Operating Officer, and Andrew Aczel, Senior Vice President, Engineering, have been granted options to purchase 300,000 and 230,000 shares, respectively, over the same period. During that same time period, the Company's current executive officers as a group have been granted options to purchase an aggregate of 1,610,859 shares, and all employees as a group, other than executive officers, have been granted options to purchase an aggregate of 3,216,388 shares under the 1994 Plan. During that same time period, the Company's current non-employee directors as a group, other than executive officers, have been granted 62,500 options under the 1994 Plan. These shares represent a grant made to one of the Company's directors prior to its initial public offering. As the Company's executive officers and directors are eligible to participate in the 1994 Plan, they may have an interest in the proposed amendment to increase the number of shares authorized for issuance thereunder.

Stock Options

     Options granted under the 1994 Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code, or nonqualified stock options ("NQSOs"); however, only employees of the Company, or of a parent or subsidiary of the Company, may be granted ISOs. Options under the 1994 Plan have a maximum term of ten (10) years after the date of grant for holders of 10% or less of the outstanding capital stock of the Company, or any parent or subsidiary's. The option term is limited to five (5) years for holders of more than 10% of such stock.

     The option exercise price of an ISO granted under the 1994 Plan may not be less than the fair market value (as defined in the 1994 Plan) of the Common Stock of the Company on the date of grant, except that for an option granted to a person holding more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company, the exercise price must be not less than 110% of such fair market value. The exercise price of an NQSO granted under the 1994 Plan may not be less than 85% of the fair market value of the Common Stock of the Company on the date of grant. To date, the Company has not granted options under the 1994 Plan at less than fair market value.

     The exercise of options granted under the 1994 Plan, plus any applicable income tax withholding, may be paid (1) in cash (by check); or where permitted by law and approved by the Committee, in its sole discretion, at the time of grant (2) by cancellation of indebtedness of the Company to the Optionee; (3) by surrender of shares of the Company's Common Stock owned by the Optionee for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Optionee for services rendered; (6) by a "same-day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer"); (8) by a "margin" commitment from the Optionee and a NASD Dealer; or (9) by any combination of the foregoing.

Mergers, Consolidations, Change of Control

     In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent options in exchange for those granted under the 1994 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to Optionees under the 1994 Plan. In the event that the successor corporation, if any, does not assume or substitute the options, the options shall expire on such transaction at the time and upon the conditions as the Committee determines.

Amendment of the 1994 Plan

     The Committee may at any time amend or terminate the 1994 Plan, including amendment of any form of grant, exercise agreement or instrument to be executed pursuant to the 1994 Plan. However, the Committee may not amend the 1994 Plan in any manner that requires stockholder approval pursuant to the Code, or the regulations promulgated thereunder, the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder without obtaining such stockholder approval.

Term of the 1994 Plan

     The 1994 Plan will terminate in November 2004, ten (10) years from the date the 1994 Plan was adopted by the Board.

Federal Income Tax Information

     THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND OPTIONEES ASSOCIATED WITH STOCK OPTIONS GRANTED UNDER THE 1994 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY OPTIONEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH OPTIONEE HAS BEEN, AND IS, ENCOURAGED TO SEEK THE

ADVICE  OF  A  QUALIFIED  TAX  ADVISOR   REGARDING  THE  TAX   CONSEQUENCES   OF
PARTICIPATION IN THE 1994 PLAN.

     Incentive Stock Options. The Optionee will not recognize income upon grant of an ISO and will not incur tax on its exercise (unless the Optionee is subject to the alternative minimum tax described below). If the Optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO
Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

     If the Optionee disposes of ISO Shares prior to the expiration of either required holding period described above (a "disqualifying disposition"), then gain realized upon such disqualifying disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income to the Optionee. Any additional gain will be capital gain, taxed at a rate dependent upon the amount of time the ISO Shares were held by the Optionee.

     Alternative Minimum Tax. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular income tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would normally be taxed as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of fair market value of the ISO shares at exercise over the amount paid for the ISO Shares.

     Nonqualified Stock Options. An Optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the Optionee generally must include in income as compensation an amount equal to the difference between the fair market value of the shares purchased on the date of exercise and the Optionee's exercise price. The included amount will be treated as ordinary income by the Optionee and may be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the Optionee's salary). Upon resale of the NQSO shares by the Optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

     Maximum Tax Rates. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 20%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than eighteen months. Mid-term capital gains will be taxed at a maximum of 28%. For this purpose, in order to receive mid-term capital gains treatment, the shares must be held between one year and eighteen months. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

     Tax Treatment of the Company

     The Company will generally be entitled to a deduction in connection with the exercise of a NQSO by a domestic employee or director to the extent that the Optionee recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

     ERISA

     The 1994 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").


                    THE BOARD RECOMMENDS A VOTE FOR APPROVAL
                 OF THE AMENDMENT TO THE 1994 STOCK OPTION PLAN


                        PROPOSAL NO. 3 - RATIFICATION OF
                           OF INDEPENDENT ACCOUNTANTS

     The Company has selected Price Waterhouse LLP as its independent accountants to perform the audit of the Company's financial statements for fiscal 1998, and the stockholders are being asked to ratify such selection. Representatives of Price Waterhouse LLP are expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.


                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                    OF THE SELECTION OF PRICE WATERHOUSE LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of October 14, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) the Chief
Executive Officer of the Company and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal 1997 (together, the "Named
Executive Officers") and (iv) all current directors and executive officers as a group.

                                                                                                                     Percent of
                                                                                              Amount of             Outstanding
      Name of Beneficial Owner                                                         Beneficial Ownership(1)     Common Stock(1)
      ------------------------                                                         -----------------------     ---------------
Amerindo Investment Advisors Inc.
Amerindo Investment Advisors, Inc. (Panama)
Amerindo Investment Advisors Inc. Profit Sharing Trust
Alberto W. Vilar
Gary A. Tanaka (2) .....................................................................        2,967,272                 11.7%

Putnam Investments Inc.
The Putnam Advisory Company, Inc.
Putnam Investment Management, Inc.(3) ..................................................        2,952,400                 11.6

Wisconsin Investment Board(4) ..........................................................        2,335,000                  9.2

Lip-Bu Tan
Pacven Investment Ltd.
Seed Ventures Limited (5) ..............................................................          720,730                  2.8

Raymond C. Lin (6) .....................................................................          661,279                  2.6

Boris J. Auerbuch (7) ..................................................................          365,296                  1.4

William J. Smith (8) ...................................................................          141,799                   *

Riley R. Willcox (9) ...................................................................           86,880                   *

Gary J. Morgenthaler (10) ..............................................................           54,815

Antonio Flores (11) ....................................................................           40,519                   *

Robert C. Hawk (12) ....................................................................           26,574                   *

Edward A. Keible, Jr. (13) .............................................................           26,314                   *

Marino R. Polestra (14) ................................................................            8,500                   *

All current executive officers and directors
 as a group (14) persons) (15) .........................................................        2,150,566                  8.5

--------------------------
*     Less than 1%

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable, or exercisable within 60 days of October 14, 1997, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents 2,764,994 shares held of record by Amerindo Investment Advisors Inc., an institutional investment advisor ("Amerindo USA"), 200,278 shares held of record by Amerindo Investment Advisors, Inc., a Panama corporation and institutional investment advisor ("Amerindo Panama" and collectively, with Amerindo USA, "Amerindo Investment"), and 2,000 shares held of record by the Amerindo Investment Advisors Inc. Profit Sharing Trust (the "Trust"). The address of

                                       11



     Amerindo USA is One Embarcadero, Suite 2300, San Francisco, California 94111. The address of Amerindo Panama is Edificio Sucre, Calle 48 Este, Bella Vista, Apartado 6277, Panama 5. The address of the Trust is Gables International Plaza, 2655 Le Jeune Road, Suite 524, Coral Gables, Florida 33134. Messrs. Alberto Vilar and Gary Tanaka are directors and executive officers of Amerindo USA and Amerindo Panama and share investment and voting power over all shares owned by such entities. Mr. Villar, as sole trustee of the Trust, has sole investment and voting power over all shares owned by the Trust. The aforementioned entities filed a Form 13D with the Securities and Exchange Commission on September 5, 1997 with respect to the shares set forth herein and upon which the information included herein is based. Amerindo Investment and Messrs. Vilar and Tanaka disclaim beneficial ownership of the shares held by Amerindo Investment. Mr. Vilar disclaims beneficial ownership of the shares held by the Trust except to the extent of his pecuniary interest therein.

(3) Represents 2,290,900 shares held of record by Putnam Investment Management, Inc. ("PIM") and 661,500 shares held of record by The Putnam Advisory Company, Inc. ("PAC"). PIM and PAC are registered investment advisers under the Investment Advisers Act of 1940 and are both wholly-owned subsidiaries of Putnam Investments, Inc. ("PI"). PI shares voting and dispositive power over shares held by PIM and PAC. The address of each of PI, PIM and PAC is One Post Office Square, Boston, Massachusetts 02109. The aforementioned entities filed a Form 13G/A with the Securities and Exchange Commission on September 9, 1997 with respect to the shares set forth herein and upon which the information included herein is based. PI disclaims beneficial ownership of the shares held by PIM and PAC.

(4) The address of the Wisconsin Investment Board is 121 East Wilson Street, Madison, Wisconsin 53702. The Wisconsin Investment Board filed a Form 13F-E with the Securities and Exchange Commission on July 31, 1997 as an institutional investment manager with respect to the shares set forth herein and upon which the information included herein is based.

(5) Includes 565,116 shares held of record by Pacven Investment Ltd. ("Pacven"), 114,404 shares held of record by Seed Ventures Limited ("Seed"), 26,210 shares held by the Lip-Bu Tan and Ysa Loo Trust Agreement (the "Trust"), 1,500 shares held by managed retirement accounts for the benefit of Mr. Tan and 13,500 shares subject to options held by Mr. Tan which are exercisable within 60 days of October 14, 1997. Mr. Tan is Chairman of Pacven and Seed and a trustee and beneficiary of the Trust. Mr. Tan disclaims beneficial ownership of all shares held by Pacven and Seed, except to the extent of his pecuniary interest in such entities. Mr. Tan is a director of the Company.

(6) Includes 233,559 shares subject to options exercisable within 60 days of October 14, 1997. Mr. Lin is President, Chief Executive Officer and a director of the Company.

(7) Includes 99,467 shares subject to options exercisable within 60 days of October 14, 1997. Mr. Boris Auerbuch is the Senior Vice President, Chief Technical Officer and a director of the Company.

(8) Represents 82,791 shares held by William J. Smith, 785 shares held by Mr. Smith's wife, and 58,223 shares subject to options exercisable within 60 days of October 14, 1997 held by Mr. Smith. Mr. Smith served as Senior Vice President, Sales and Marketing of the Company until October 1997 and is currently a sales and marketing advisor to the Company.

(9) Includes 82,188 shares subject to options exercisable within 60 days of October 14, 1997. Mr. Willcox is Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company.

                                       12



(10) Represents 33,023 shares held by Gary M. Morgenthaler, 5,800 shares held by the Morgenthaler Management Corporation 401(k) Retirement Plan for the account of Mr. Morgenthaler, 2,492 shares representing Mr. Morgenthaler's proportionate interest in shares held by the Morgenthaler family partnership and 13,500 shares subject to options held by Mr. Morgenthaler exercisable with 60 days of October 22, 1997. Mr. Morgenthaler is a director of the Company.

(11) Represents 40,519 shares subject to options exercisable within 60 days of October 14, 1997. Mr. Flores is Senior Vice President, Operations of the Company.

(12) Includes 25,574 shares subject to options exercisable within 60 days of October 14, 1997. Mr. Hawk is a director of the Company.

(13) Includes 26,184 shares subject to options exercisable within 60 days of October 14, 1997. Mr. Keible is a director of the Company.

(14) Includes 7,500 shares subject to options exercisable within 60 days of October 14, 1997. Mr. Polestra is a director of the Company.

(15) Includes the shares referenced in footnotes (5) through (7) and (9) through
     (14), 20,628 additional shares and 139,031 additional shares subject to options exercisable within 60 days of October 14, 1997.

                               EXECUTIVE OFFICERS

     The executive officers of the Company, and their ages as of October 14, 1997, are as follows:


     Name                        Age    Position
     ----                        ---    --------
     Raymond C. Lin              43     Chief Executive Officer and Director

     Nicholas J. Williams        50     President and Chief Operating Officer

     Andrew Aczel                46     Senior Vice President, Engineering

     Boris J. Auerbuch           51     Senior Vice President, Chief Technical
                                        Officer and Director

     Antonio Flores              37     Senior Vice President, Operations

     Riley R. Willcox            57     Senior Vice President, Finance and
                                        Administration, Chief Financial Officer
                                        and Secretary

     Robert W. Dilfer            53     Vice President and Controller

     Robert A. Fyffe             43     Vice President, North America Sales

     Joseph L. Lias              40     Vice President, Marketing


     For information regarding the positions and offices with the Company held by Messrs. Lin and Auerbuch, please refer to the discussion regarding nominees for election as directors in "Directors/Nominees" under Proposal No. 1 above.

     Mr. Williams became the Company's President and Chief Operating Officer in April 1997. Prior to joining the Company, Mr. Williams was Vice President and General Manager, International of Tellabs, Inc., a telecommunications equipment manufacturing company ("Tellabs"). Before joining Tellabs in 1993, he held positions as Vice President and General Manager of the Advanced Technology Division from 1992 to 1993 and Vice President of North American Sales at AT&T Paradyne Corporation (now Paradyne Corporation) from 1984 to 1992. Mr. Williams holds a Bachelor of Science degree in Operations Analysis from the United States Naval Academy at Annapolis.

     Mr. Aczel became the Company's Senior Vice President, Engineering in October 1996. Prior to joining the Company, Mr. Aczel was the Chief Engineer of the Signaling Server Group of Northern Telecom, Inc., a telecommunications company ("Nortel"), from October 1995 through October 1996, was Technology Prime of another business unit of Nortel from July 1993 through October 1995, and was Director of Product Management of the Transmission Division of Nortel from August 1991 through July 1993. Mr. Aczel holds a Bachelor of Arts degree in
Anthropology from the University of Toronto and a Bachelor of Engineering Sciences degree from the University of Western Ontario.

     Mr. Flores has been Senior Vice President, Operations of the Company since October 1997 and was its Vice President, Operations from July 1991 to October 1997. From April 1989 to June 1991, he was Director of Manufacturing of Telco, where he directed both domestic and offshore production. Mr. Flores holds a certificate of management from Mission College and an Associate of Science degree in electronics from Monterey Peninsula College.

     Mr. Willcox has been Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company since April 1994. From October 1990 to March 1994, he was Vice President, Finance, Chief Financial Officer and Secretary of Network General Corporation, a LAN trouble-shooting software company, and, from February 1985 to June 1990, he was Vice President, Finance, Chief Financial Officer and Secretary of Cygnet Systems, Inc., an optical memory subsystems corporation. Mr. Willcox holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology and a Master in Business Administration degree from Harvard University.

     Mr. Dilfer has been Vice President and Controller of the Company since July 1992. From July 1980 to June 1992, he held various controller positions at Signetics Corporation, a semiconductor company. Mr. Dilfer holds a Bachelor of Science degree in industrial engineering, a Master of Science degree in industrial engineering and a Master of Business Administration degree, all from Stanford University.

     Mr. Fyffe became the Company's Vice President, North America Sales in October 1997 and was the Company's Vice President, U.S. Sales from July 1996 until September 1997. From September 1990 to July 1993, he was Area Vice President of Sales of Telco. Mr. Fyffe holds a Bachelor of Computer Science degree from ITT Technical Institute.

     Mr. Lias became the Company's Vice President, Marketing in October 1997, was the Company's Vice President, Business Development from April 1996 until September 1997, and was the Company's Director of Product Line Management from March 1994 to April 1996. Mr. Lias earned his Master of Science degree in Electrical Engineering from the Georgia Institute of Technology, his Bachelor of Science degree in Electrical Engineering from North Carolina A&T State University and his Master of Business Administration degree from Georgia State University.


                             EXECUTIVE COMPENSATION

     The following table sets forth compensation awarded to or earned or paid for services rendered in all capacities to the Company by the Company's Named
Executive Officers during fiscal 1995, 1996 and 1997. This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

                                                     Summary Compensation Table

                                                                                                          Long-Term
                                                                                                         Compensation
                                                                              Annual Compensation           Awards
                                                                              -------------------           ------
                                                                                                          Securities      All Other
                                                                                                          Underlying    Compensation
Name and Principal Position                                     Year        Salary ($)    Bonus ($)(1)   Options(#)(2)    ($) (3)
---------------------------                                     ----        ----------    ------------   -------------   -----------
Raymond C. Lin .........................................        1997        $275,000        $110,213         230,000        $    800
Chief Executive Officer                                         1996         200,000         200,000         200,000           1,200
                                                                1995         160,000         102,976            --                 0

Riley R. Willcox .......................................        1997         185,000          37,072         120,000             800
Senior Vice President, Finance and                              1996         154,000         107,800          50,000           1,200
Administration and Chief Financial                              1995         140,000          67,578            --                 0
Officer

Boris J. Auerbuch ......................................        1997         180,000          35,082         110,000             800
Senior Vice President and Chief                                 1996         150,000          89,782         184,000           1,200
Technology Officer                                              1995         136,620          55,778            --                 0

William J. Smith (4) ...................................        1997         170,000          41,214         110,000             800
Former Senior Vice President, Sales and                         1996         143,000         121,237          90,000           1,200
Marketing                                                       1995         130,000          79,183            --                 0

Antonio Flores .........................................        1997         150,000          29,235          95,000             800
Senior Vice President, Operations                               1996         125,000          55,715          31,000           1,200
                                                                1995         100,450          33,264            --                 0

------------------
(1) Bonus amounts in respect of the fiscal years indicated are paid in two installments in the month of January of the relevant fiscal year and the month of July following the end of such fiscal year. The Company did not pay a bonus in July 1997 for the second half of fiscal 1997.

(2)  Adjusted to reflect the 100% stock dividend effected in December 1995.

(3)  Represents the Company's 401(k) Plan matching contributions.

                                       15



(4)  Mr.  Smith  resigned  as the  Company's  Senior Vice  President,  Sales and
     Marketing in October 1997 and currently serves as a sales and marketing advisor to the Company. The bonus amounts for Mr. Smith also include sales commissions earned during each of the indicated fiscal years.

     During fiscal 1997, the Company hired Nicholas J. Williams as its President and Chief Operating Officer and Andrew Aczel as its Senior Vice President, Engineering. See "Employment Agreements" for a description of certain compensation arrangements between the Company and such executive officers.


                          Option Grants in Fiscal 1997

     The following table sets forth information regarding option grants to Named
Executive Officers in fiscal 1997. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their ten-year term. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted to the end of the option terms.

                                              Option Grants in Fiscal 1997

                                                   Individual Grants
                             ----------------------------------------------------------
                                                                                            Potential Realizable Value
                              Number of    Percent of Total                                 at Assumed Annual Rates of
                              Securities       Options                                     Stock Price Appreciation for
                              Underlying      Granted to                                         Option Term($)(2)
                               Options       Employees in  Exercise Price    Expiration      -----------------------
    Name                     Granted(#)(1)   Fiscal 1997(%)   Per Share         Date             5%              10%
    ----                     -------------   --------------   ---------         ----             --              ---
Raymond C. Lin........          160,000          6.82         $32.0000        8/21/2006      $3,219,940      $8,159,961
                                 70,000          2.98           8.1875        4/24/2007         360,435         913,414
William J. Smith......           80,000          3.41          32.0000        8/21/2006       1,609,970       4,079,981
                                 30,000          1.28           8.1875        4/24/2007         154,472         391,463
Riley R. Willcox......           80,000          3.41          32.0000        8/21/2006       1,609,970       4,079,981
                                 40,000          1.70           8.1875        4/24/2007         205,963         521,951
Boris J. Auerbuch.....           80,000          3.41          32.0000        8/21/2006       1,609,970       4,079,981
                                 30,000          1.28           8.1875        4/24/2007         154,472         391,463
Antonio Flores........           50,000          2.13          32.0000        8/21/2006       1,006,231       2,549,988
                                 45,000          1.92           8.1875        4/24/2007         231,708         587,195

-----------
(1) The options shown in the table were granted at fair market value and become exercisable with respect to 2.083% of the shares for each full month that the optionee renders services to the Company after the date of grant. The options shown in the table will expire ten years from the date of grant, subject to earlier termination upon termination of employment.

(2) The assumed annual compound rates of stock price appreciation referred to in the foregoing sentence are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices.

     As indicated above, during fiscal 1997, the Company hired Nicholas J. Williams as its President and Chief Operating Officer and Andrew Aczel as its Senior Vice President, Engineering. The Company granted options to purchase shares of Common Stock to both Mr. Williams and Mr. Aczel during fiscal 1997.
The details of these grants are discussed in the report of the Compensation Committee of the Board of Directors under the title "Stock Options."

      Aggregate Option Exercises in Fiscal 1997 and Fiscal Year-End Values

     The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during fiscal 1997, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 27, 1997. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $15.75 per share, which was the closing price of the Company's Common Stock as reported on the Nasdaq National Market on June 27, 1997.

                                                                          Number of Securities             Value of Unexercised
                                                                         Underlying Unexercised            In-the-Money Options
                                         Shares                        Options at Fiscal Year-End(#)       at Fiscal Year-End($)
                                       Acquired on        Value        -----------------------------       ---------------------
 Name                                  Exercise(#)    Realized($)(1)    Exercisable   Unexercisable     Exercisable    Unexercisable
 ----                                  -----------    --------------    -----------   -------------     -----------    -------------
 Raymond C. Lin .................        221,354        $3,497,619        173,253        285,393        $1,735,539       $1,658,552

 Riley R. Willcox ...............         37,200         1,279,708         57,203        165,597           610,938        1,164,537

 William J. Smith ...............           --                --           83,539        137,155           941,952          802,788

 Boris J. Auerbuch ..............        123,412           859,137         67,802        165,908           541,374        1,027,766

 Antonio Flores .................         10,250           494,850         22,708         97,930           157,389          519,353

----------
(1) "Value Realized" represents the fair market value of the shares of Common Stock underlying the option on the date of exercise less the aggregate exercise price of the option.


                              EMPLOYMENT AGREEMENTS

     On March 12, 1992, Premisys Holdings Communications Inc. ("Premisys Holdings") entered into a Founders Agreement with Raymond C. Lin and Boris J. Auerbuch, which replaced earlier agreements dated September 10, 1990 between Messrs. Lin and Auerbuch and Premisys Communications, Inc., a California corporation. This Founders Agreement established salaries for Messrs. Lin and Auerbuch as officers of the Company and provided for a bonus pool for those founders and other key employees through fiscal 1995. In connection with this Founders Agreement, Premisys Holdings granted options to each of Messrs. Lin and Boris Auerbuch to purchase 525,000 shares, each with an exercise price of $.10 per share. Vesting for the options commenced on the officers' initial dates of employment with the Company. Such options are fully vested and have been exercised in full. Finally, the Founders Agreement provides for three months' severance pay at full salary except in limited instances and prohibits them for three years following termination of employment from interfering with any of the Company's supply relationships and from soliciting any employees of the Company to leave.

     In February 1994, the Company hired Riley R. Willcox as Senior Vice President, Finance, Chief Financial Officer and Secretary of the Company, commencing on April 11, 1994. Mr. Willcox's employment agreement provided for the payment of an annual base salary through fiscal 1995, participation in the management incentive bonus program commencing in fiscal 1995 at 30% of his salary, and comprehensive medical, dental, life, accident and disability insurance for him and his family. In addition, it provided for the grant of certain stock options that vested 25% after his first year of service and monthly thereafter until fully vested after four years. The Company has agreed to provide Mr. Willcox with a nine month salary extension and to accelerate vesting of his stock options in the event his employment with the Company is terminated due to an acquisition unless such acceleration is precluded by certain accounting requirements.

     In September 1996, the Company hired Andrew Aczel as Senior Vice President, Engineering of the Company, commencing on October 21, 1996. Mr. Aczel's employment agreement provided for the payment of an annual base salary of $160,000 through fiscal 1997, payment of a signing bonus of $25,000, participation in the management incentive bonus program commencing in fiscal 1997 at 40% of his salary contingent upon the Company meeting its fiscal 1997 objectives and Mr. Aczel meeting his individual goals. With respect to this bonus program participation, $32,000 of the bonus was guaranteed and paid in January 1997. Mr. Aczel's employment agreement also included payment of various expenses associated with his relocation to California, including $75,000 in mortgage assistance to Mr. Aczel over three years. Mr. Aczel is also entitled to participate in the other employee benefit programs offered by the Company. The Company has agreed to provide Mr. Aczel with a nine month salary extension in the event his employment with the Company is terminated without cause. In connection with his initial employment, Mr. Aczel was also granted certain stock options, as contemplated by the agreement.

     In April 1997,  the Company  hired  Nicholas J.  Williams as President  and
Chief Operating Officer of the Company, commencing on April 21, 1997. Mr. William's employment agreement provided for the payment of an annual base salary of $225,000 through fiscal 1997 and participation in the management incentive bonus program commencing in fiscal 1998 at 40% of his base salary contingent upon the Company achieving its goals for fiscal 1998. Mr. Williams' employment agreement also included payment of various expenses associated with his relocation to California, including $162,500 of mortgage assistance over four years. Mr. Williams is also entitled to participate in the other employee benefit programs offered by the Company. In addition, the Company has agreed to pay Mr. Williams a total of $1,300,000 on a quarterly basis over four years ($81,250 per quarter) as compensation for relinquishing certain unvested stock options granted to Mr. Williams by his prior employer so long as he remains employed with the Company. In connection with his initial employment, Mr.
Williams was also granted certain stock options, as contemplated by the agreement.

     In September 1997, the Company entered into a part-time employment agreement with William J. Smith in connection with his resignation as the Company's Senior Vice President, Sales and Marketing. The agreement provides that Mr. Smith will work part-time as a sales and marketing advisor to the Company beginning November 1, 1997 for an annual salary of $42,500 and will be entitled to a pro rated portion of the bonus and commissions earned during the first half of fiscal 1998 during which he was fully employed by the Company. The agreement provides that Mr. Smith remains entitled to certain employee benefits, including the continued vesting of his outstanding stock options. The agreement restricts Mr. Smith from taking consulting arrangements with or serving on the Board of Directors of competitors of the Company.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Morgenthaler and Tan. For a description of transactions between the Company and members of the Compensation Committee and entities affiliated with such members, see the discussion under "Certain Relationships and Related Transactions" below.

                        REPORT ON EXECUTIVE COMPENSATION

     This Report of the Compensation Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of two independent non-employee directors, neither of whom have any interlocking relationships as defined by the Securities and Exchange Commission. Although Mr. Lin and Mr. Willcox attend the meetings of the Committee, they do not participate in deliberations that relate to their own compensation.

General Compensation Policy

     The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO"), other executive officers and certain other employees of the Company at or about the beginning of each fiscal year. The Committee administers the Company's incentive and equity plans, including the 1992 Stock Option Plan, the 1994 Stock Option Plan, the Management Incentive Plan (the "Incentive Plan"), the Profit Sharing Plan and the 1995 Employee Stock Purchase Plan. The Company no longer grants options under the 1992 Stock Option Plan.

     The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, the Company's compensation policy, which applies to executive officers and other key employees of the Company, relates a portion of each individual's total compensation to the Company profit objectives and individual objectives set forth at the beginning of the Company's fiscal year. Consistent with this policy, a designated portion of the compensation of the executive officers of the Company is contingent on corporate performance and, in the case of certain executive officers, is also based on the individual officer's performance as measured against individual objectives established under the Incentive Plan, as determined by the Committee in its discretion. Long-term equity incentives for executive officers are effected through the granting of stock options under the 1994 Stock Option Plan. Stock options have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

     The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee reviewing data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by their evaluating such information in connection with the Company's corporate goals. To this end, the Committee attempts to compare the compensation of the Company's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company's executive officers, including the CEO, are each eligible to receive cash bonuses under the Incentive Plan and to participate in the 1994 Stock Option Plan.

     In preparing the performance graph for this Proxy Statement, the Company used the H&Q Technology Index ("H&Q Index") as its published line of business index as the Company believes that the H&Q Index is a good indicator of stock price performance with respect to the Company's industry. The Company further believes that the data reviewed on prevailing compensation practices of comparable companies, which include certain companies on the H&Q Index, is a good benchmark with respect to executive compensation practices in the Company's industry.

Fiscal 1997 Executive Compensation

     Base  Compensation.   The  Committee  reviewed  the   recommendations   and
performance and market data outlined above and established a base salary level to be effective July 1, 1996 for each executive officer, including the CEO.

     Incentive Compensation. Under the Incentive Plan, cash bonuses are awarded to the extent that an executive officer achieved predetermined individual objectives and the Company met predetermined profit objectives set by the Board at the beginning of the year. The CEO's subjective judgment of executives' performance (other than his own) is taken into account in determining whether those objectives have been satisfied. Cash bonuses to individuals are limited to twice the amount of the relevant individual's target cash bonus. Performance is measured at the end of the first half and the second half of the fiscal year. For fiscal 1997, the bases of incentive compensation were Company operating profits, which represented between 33% and 100% of an individual's target incentive compensation, with the balance, if any, based on individual objectives, depending on the individual executive. The targets and actual bonus payments are determined by the Committee, in its discretion. Bonuses were paid to the Company's officers for the first half of fiscal 1997 as corporate operating profit objectives were attained. However, no bonuses were paid for the second half of fiscal 1997 as Company operating profit objectives were not achieved.

     Stock Options. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. The stock options generally become exercisable over a four-year period, with initial grants vesting 25% after the first year and monthly thereafter. Subsequent grants vest monthly for 48 months beginning one month from the date of the grant. Stock options are generally granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant. All options granted to date have been granted pursuant to the above guidelines.

         In early fiscal 1997, the Company granted stock options to executive officers based largely upon targeted stock option grants for the satisfaction of fiscal 1996 objectives. The Committee considered the factors described above, as well as the number of options held by such executive officers that would remain unvested at the end of fiscal 1997, in determining the targeted number of options to grant, and the actual number of options granted, to executive officers upon achievement of corporate and individual performance objectives for fiscal 1996. The Company also granted stock options to its then executive officers (other than Mr. Aczel and Mr. Williams) in April 1997 after a decline in the fair market value of the Company's Common Stock due to a significant revenue shortfall in the third quarter of fiscal 1997. As a result of the decline in the Company's stock price, the options which had been granted earlier in fiscal 1997 to the Company's executive officers had exercise prices significantly in excess of the Company's stock price at that time. In addition, none of the options held by executive officers had been repriced. As a result, the options which had been granted earlier in fiscal 1997 to the Company's executive officers were not providing the meaningful incentives for continued employment with the Company or motivation toward increasing the value of the Company's Common Stock which the Compensation Committee had intended when the grants were made. The grant of options in April 1997 was designed to provide this incentive and motivation. In the cases of Messrs. Lin, Smith, Willcox and

Auerbuch, the number of options granted in April 1997 were half or less than half of the number of options granted earlier in fiscal 1997 in connection with the satisfaction of fiscal 1996 objectives. The shares subject to options granted to Messrs. Flores and Dilfer were approximately the same number of shares subject to options as had been granted earlier in fiscal 1997. Such greater number of options was due in large part to the lower level of options remaining unvested held by such executive officers at such time. In addition, in connection with their commencement of employment, initial grants of options were made to Andy Aczel, the Company's Senior Vice President, Engineering, in October 1996 (80,000 shares at $51.00 per share) and Nicholas Williams, the Company's President and Chief Operating Officer, in April 1997 (300,000 shares at $8.875 per share). Mr. Aczel was also granted an option to purchase 150,000 shares on March 31, 1997 at $8.00 per share. This option grant was made to Mr. Aczel in part because the Committee determined that, given the significant decline in the price of the Company's Common Stock since October 1996, the options initially granted to Mr. Aczel at such time did not provide a meaningful incentive for continued employment with the Company or motivation toward increasing the value of the Company's Common Stock. This subsequent option grant was designed to provide such incentive and motivation. In addition, this option grant was made to recognize the significant responsibilities assumed by Mr. Aczel with respect to the Company's research and development efforts.

     Company Performance and CEO Compensation. Mr. Lin's base salary was increased from $200,000 to $275,000 commencing July 1, 1996. The Committee recommended this increase to better align Mr. Lin's compensation with that paid by companies comparable to Premisys, based upon the Committee's review of data on the compensation practices of such companies, as discussed above. Notwithstanding such increase, Mr. Lin's salary remained in the last third of the companies reviewed by the Committee. Based upon the criteria set forth for fiscal 1997 under the discussion of Incentive Compensation above, the Committee awarded Mr. Lin incentive compensation of $110,213 for fiscal 1997. All of Mr. Lin's incentive compensation was based upon attaining corporate operating profit objectives for the first half of the 1997 fiscal year. No incentive compensation was awarded to Mr. Lin for the second half of the 1997 fiscal year as Company profit objectives were not achieved. Mr. Lin's targeted incentive compensation was also based upon the Committee's review of the compensation practices of comparable companies, as discussed above. The Committee also granted Mr. Lin options to purchase 160,000 shares of Common Stock in August 1996 in connection in large part with the satisfaction of fiscal 1996 objectives. As with the Company's other executive officers, Mr. Lin was granted an option to purchase 70,000 shares of Common Stock in April 1997. As indicated above, this option was granted to respond to the decline in the Company's stock price, whereby the options which had been granted earlier in fiscal 1997 to Mr. Lin had exercise prices significantly in excess of the Company's stock price at that time. In addition, none of the options held by Mr. Lin had been repriced. As a result, the options which had been granted earlier in fiscal 1997 to Mr. Lin were not providing the meaningful incentives for continued employment with the Company or motivation toward increasing the value of the Company's Common Stock which the Compensation Committee had intended when the grants were made. The grant of options to Mr. Lin in April 1997 was designed to provide this incentive and motivation.

     Compliance with Section 162(m) of the Internal Revenue Code of 1986. The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for fiscal 1998. The 1994 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. The Company does not expect cash compensation for 1998 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

     Stock Option Repricing. In April 1997, the Board of Directors offered to all employees (except the then executive officers of the Company) the opportunity to amend outstanding options granted under the 1994 Plan to adjust the exercise price of such options to the closing price of the Company's Common Stock on April 22, 1997 ($8.1875 per share) and to restart the vesting of such options as of April 23, 1997, with vesting thereafter at the rate of 1/48th per month. The options remained otherwise unchanged.

The option amendment was an acknowledgment of the importance to the Company of providing adequate equity incentives to its employees. Stock options whose exercise prices are significantly above the trading prices of the Company's Common Stock do not provide any particular compensatory incentive if a key employee is considering alternative employment opportunities. The renewed vesting period included in the option amendment was viewed as a means of retaining the services of valued employees for a longer period of time and as a way for the Company to receive something in exchange for the repricing of the options.

                                                       COMPENSATION COMMITTEE
                                                       Gary J. Morgenthaler
                                                       Lip-Bu Tan

                         COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the Securities and Exchange Commission ("SEC") and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company on the effective date of the Company's Registration
Statement with respect to the Company's initial public offering (April 5, 1995) to June 30, 1995, June 28, 1996 and June 27, 1997 with the cumulative total return on the Nasdaq Stock Market and the Hambrecht & Quist Technology Index
(assuming the investment of $100 in the Company's Common Stock and in each of the indexes on the date of the Company's initial public offering, reinvestment of all dividends and adjustment for the 100% stock dividend effected by the Company in December 1995).

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                   Premisys Communications, Inc.     Nasdaq Stock Market - US Index            H&Q Technology Index
                   -----------------------------     ------------------------------            --------------------
                  Market Price   Investment Value         Index    Investment Value         Index     Investment Value
                  ------------   ----------------         -----    ----------------         -----     ----------------
4/5/95              $  8.00       $ 100.00               261.644      $ 100.00              569.95       $ 100.00
6/30/95             $ 32.28       $ 403.52               299.244      $ 114.37              696.94       $ 122.28
6/28/96             $ 61.00       $ 762.50               391.360      $ 149.58              826.80       $ 145.06
6/27/97             $ 15.75       $ 196.88               462.031      $ 182.00            1,141.24       $ 200.23

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since July 1, 1995, there has not been, nor is there currently proposed, any transaction or series of transactions to which the Company (or any of its predecessor corporations) was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company's Common Stock had or will have a direct or indirect material interest other than normal compensation arrangements, which are described under "Executive Compensation" and "Employment Agreements" above and the transactions described below.


                  STOCKHOLDER PROPOSALS AND REPORT ON FORM 10-K

     Proposals of Stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than July 11, 1998 in order to be included in the Company's Proxy Statement and form of proxy relating to the meeting.

     The Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended June 27, 1997 is available without charge by writing to or calling the Company's headquarters. Requests should be directed to the Company's Investor Relations Department at 48664 Milmont Drive, Fremont, California 94538.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.


                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


        WHETHEROR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,
          DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE
            ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE
                          REPRESENTED AT THE MEETING.

                                                                      Appendix A

                          PREMISYS COMMUNICATIONS, INC.

                             1994 STOCK OPTION PLAN

                          As Adopted November 16, 1994
                          As Amended September 13, 1995
                           As Amended October 13, 1997

     1. PURPOSE. This 1994 Stock Option Plan (this "Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of Premisys Communications, Inc., a Delaware corporation, (the "Company"). Capitalized terms not previously defined herein are defined in Section 21 of this Plan.

     2. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Revenue Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company $0.01 par value per share.

     3. NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 5,200,000.* Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Options shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

     4. ELIGIBILITY. Options may be granted to employees, officers, directors, consultants and advisers (provided such consultants and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 16) in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan. No Optionee shall be eligible to receive more than 1,000,000** Shares at any time during the term of this Plan pursuant to the grant of Options hereunder. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan in replacement of the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

     5. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the


-----------------------
* On March 13, 1995 a one-for-four reverse split of the Company's outstanding Common Stock (the "Reverse Split") was effected, reducing the number of shares reserved for issuance under the Plan to 1,000,000. On September 13, 1995, the Board approved an increase in the number of shares reserved for issuance under the Plan to 2,000,000, which increase was later approved by the Company's stockholders. On December 12, 1995, a two-for-one stock split in the form of a 100% stock dividend was paid to the Company's stockholders of record as of November 22, 1995, increasing the number of shares reserved for issuance under the Plan to 4,000,000. On October 13, 1997, the Board approved an increase in the number of shares reserved for issuance under the Plan to 5,200,000.

** Due to the one-for-four Reverse Split and the 100% Stock Dividend, the number of shares an Optionee shall be eligible to receive is no more than 1,000,000.

Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

         (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

         (b) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to each Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

         (c) Exercise  Price.  The  exercise  price of an NQSO shall be not less than 85% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Option granted to a person owning more than l0% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Stockholder") shall not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted. Notwithstanding any section of this Plan, the exercise price of an Option shall not be less than the par value of the Shares.

         (d) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

         (e) Limitations on ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such year shall be ISOs and the Options for the amount in excess of $100,000 that becomes exercisable in that year shall be NQSOs. In the event that the Revenue Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

         (f) Options Non-Transferable. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, or as consistent with the specific Plan and Grant provisions relating thereto. During the lifetime of the Optionee an Option shall be exercisable only by Optionee and any elections with respect to an Option, may be made only by the Optionee.

         (g) Assumed Options. In the event the Company assumes an option granted by another company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424(c) of the Revenue Code). In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 4), such new option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

     6. EXERCISE OF OPTIONS.

         (a) Notice. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

         (b) Payment. Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Options, that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Revenue Code; provided, however, that Optionees who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares must be paid in cash; (iv) by waiver of compensation due or accrued to Optionee for services rendered; (v) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (vi) provided that a public market for the Company's stock exists, through a "margin" commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (vii) by any combination of the foregoing. Optionees who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

         (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Revenue Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

         (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following:

             (i) If  Optionee  is  Terminated  for any  reason  except  death or permanent, partial or total disability, as determined by the Committee ("Disability"), Optionee may exercise such Optionee's Options to the extent (and only to the extent) that such Options would have been exercisable upon the Termination Date, within three (3) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

             (ii) If Optionee is Terminated because of the death of Optionee or Disability of Optionee (or the Optionee dies within three (3) months of such Termination), then Optionee's Options may be exercised to the extent (and only to the extent) that such Options would have been exercisable by Optionee on the Termination Date, by Optionee (or Optionee's legal representative) within twelve
(12) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options; provided, however, that in the event of Termination due to Disability other than as defined in

Section 22(e)(3) of the Revenue Code, any ISO, or portion thereof, that remains exercisable after three (3) months after the Termination Date shall be deemed an NQSO.

             (iii) The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated.

             (iv) In the case of an Optionee who is a director, independent consultant, contractor or adviser, the Committee will have the discretion to determine whether Optionee is "employed by the Company or any Parent, Subsidiary or Affiliate of the Company" pursuant to the foregoing Sections.

             (v) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable.

             (vi) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of grant or on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

     7. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

     8. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant a right to repurchase a portion of or all Shares that are not "vested" (as defined in the Grant) held by an Optionee following such Optionee's Termination at any time within ninety
(90) days after the later of Optionee's Termination Date and the date Optionee purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness, at the Optionee's original purchase price.

     9. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on an Optionee's Shares, the Committee may require the Optionee to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Optionee who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Optionee's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Optionee under the promissory note notwithstanding any pledge of the Optionee's Shares or other collateral. In connection with any pledge of the Shares, Optionee shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a prorata basis as the promissory note is paid.

     10. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Revenue Code. The Committee shall have the power to reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to the Optionees affected; provided, however, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under Section 5(c) of this Plan for Options granted on the date the action is taken to reduce the exercise price.

     11. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until such Option is properly exercised. After Shares are issued to the Optionee, the Optionee shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the rights to vote and receive all dividends made or paid with respect to such Shares; provided, that the Optionee shall have no right to retain such stock dividends on stock distributions with respect to Shares that are repurchased at the Optionee's original Purchase Price pursuant to Section 8. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company at such time after the close of each fiscal year of the Company as such statements are released by the Company to its common stockholders generally.

     12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or
Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

     13. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the stockholders of the Company, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per Share of such Options shall be proportionately adjusted, subject to any required action by the Board of Directors of the Company (the "Board") or stockholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value for the Shares.

     14. ASSUMPTION OF OPTIONS BY SUCCESSORS.

         (a) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the stockholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all Optionees), (ii) a dissolution or liquidation of the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed by the successor corporation, which assumption shall be binding on all Optionees. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to Optionees as was provided to stockholders (after taking into account the existing provisions of Optionee's options, such as the exercise price and the vesting schedule). The successor corporation may also issue, in place of outstanding shares of the Company held by Optionee as a result of the exercise of an Option that is subject to repurchase, substantially similar shares or other property subject to similar repurchase restrictions no less favorable to Optionee.

         (b) In the event such successor corporation, if any, refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Subsections 14(a)(ii), (iii) or (iv) above, or there is no successor corporation, and if the Company is ceasing to exist as a separate corporate entity, the Options shall, notwithstanding any contrary terms in the Grant, expire on a date at least twenty (20) days after the Board gives written notice to Optionees specifying the terms and conditions of such termination.

         (c) In the event such successor corporation refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Subsection 14(a)(i) above, such Options shall expire on (and, if the Company has reserved to itself a right to repurchase Shares issued on exercise of Options at the original purchase price of such Shares, such right shall terminate on), the consummation of such transaction at such time and on such conditions as the Board shall determine.

         (d) Subject the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14(a), any outstanding Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction," provided that under no circumstances shall unvested options be accelerated.

     15. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; provided that, in the event that stockholder approval is not obtained within the time period provided herein, all Options granted hereunder shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the stockholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such stockholder approval is not obtained.

     16. ADMINISTRATION. This Plan may be administered by the Board or a committee appointed by the Board (the "Committee"). As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. If, at the time the Company registers under the Securities Exchange Act of 1934, as amended, two or more members of the Board are Outside Directors, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate to officers of the Company the authority to grant Options under this Plan to Optionees who are not Insiders of the Company.

     17. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date on which this Plan is adopted by the Board.

     18. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect including (but not limited to) amendment of any form of Grant, Exercise Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee shall not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Revenue Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

     19. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     20. GOVERNING LAW. The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws.

     21. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

         (a) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (b) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (c) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

         (d) "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for common stock of the Company on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate) or, in the event the common stock of the Company is listed on a stock exchange or on the Nasdaq National Market, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate).

         (e) "Outside Director" shall mean any director who is not (i) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company,
(ii) a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company or (iv) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) of the Revenue Code, is defined in regulations promulgated under Section 162(m), "Outside Director" shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

         (f) "Termination" or "Terminated" shall mean, for purposes of the Plan with respect to an Optionee, that the Optionee ceased to provide services as an employee, officer, director, consultant, independent contractor or adviser to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety
(90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have the sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the "Termination Date").

                                                                      Appendix B

                          PREMISYS COMMUNICATIONS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                December 10, 1997

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                    COMPANY.

The undersigned hereby appoints Raymond C. Lin and Riley R. Willcox, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.01 par value, of Premisys Communications, Inc. (the "Company"), held of record by the undersigned on October 14, 1997, at the Annual Meeting of Stockholders of the Company to be held at 48664 Milmont Drive, Fremont, California 94538, on Wednesday, December 10, 1997, at 1:00 p.m. Pacific Standard Time, and at any adjournments or postponements thereof.


1.   ELECTION OF DIRECTORS.

     [ ]    FOR all nominees listed            [ ]    WITHHOLDING AUTHORITY
            below (except as indicated                to vote for all nominees
            to the contrary below)                    listed below

Nominees:      Boris J. Auerbuch, Robert C. Hawk, Edward A. Keible, Jr., Raymond
               C. Lin, Gary J. Morgenthaler, Marino R. Polestra and Lip-Bu Tan.

Instruction:   To withhold authority to vote for any individual  nominee,  write that nominee's name in the space provided below.

               -----------------------------------------------------------------

2. TO APPROVE THE AMENDMENT TO THE PREMISYS COMMUNICATIONS, INC. 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER TO 5,200,000

         [   ]    FOR               [   ]   AGAINST           [   ]    ABSTAIN

3.   TO  RATIFY  THE  SELECTION  OF  PRICE   WATERHOUSE  LLP  AS  THE  COMPANY'S
     INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

         [   ]    FOR               [   ]   AGAINST           [   ]    ABSTAIN

4. The transaction of such other business as may properly come before the meeting or any adjournments or postponements of the Meeting.

     The Board of Directors recommends that you vote FOR the election of all nominees listed in Proposal 1 and FOR Proposals 2 and 3.


(Continued and to be signed on reverse side)

(Continued from other side)

     THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 and FOR PROPOSALS 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.


                                     -------------------------------------------
                                     (Print Stockholder(s) name)


                                     -------------------------------------------
                                     (Signature(s) of Stockholder or Authorized
                                      Signatory)


                                     -------------------------------------------


                                     Dated:  __________, 1997


Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.


    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
         ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.